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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 30, 1999
                                                          ------------------



                            SIBIA NEUROSCIENCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




  Delaware                          0-28310                     95-3616229
(State or other                   (Commission                (I.R.S. Employer
 jurisdiction of                   File Number)             Identification No.)
 incorporation)





505 Coast Boulevard South, Suite 300, La Jolla, California             92037
   (Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:    (619) 452-5892
                                                   ----------------------



         (Former name or former address, if changed since last report.)
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ITEM 5. OTHER EVENTS.

               On July 30, 1999, SIBIA Neurosciences, Inc. (the "Company") entered into that certain Agreement and Plan of Merger (the "Merger Agreement") between the Company, Merck & Co., Inc. ("Merck") and MC Subsidiary Corp., a wholly owned subsidiary of Merck ("Offeror") whereby Offeror would commence a tender offer to purchase all of the outstanding shares of the Company's Common Stock at a purchase price of $8.50 per share, net to the seller in cash (the "Offer") and, upon consummation of the Offer, effect a merger of Offeror into the Company (the "Merger"). In connection with the execution of the Merger Agreement, the Company and ChaseMellon Shareholders Services, L.L.C., as the Rights Agent ("ChaseMellon"), entered into that certain First Amendment to Rights Agreement dated as of July 30, 1999 (the "First Amendment") thereby amending that certain Rights Agreement dated March 17, 1999 (the "Rights Agreement") between the Company and ChaseMellon to provide that the terms of the Rights Agreement would not be applicable to either the Offer or the Merger to the extent they were conducted in accordance with the terms and conditions set forth in the Merger Agreement. A copy of the First Amendment is attached hereto as Exhibit 99.1.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

               (c)  99.1      First Amendment to Rights Agreement dated
                              July 30, 1999 amending the Rights Agreement dated
                              March 17, 1997 between SIBIA Neurosciences, Inc.
                              and ChaseMellon Shareholder Services L.L.C., as
                              Rights Agent


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                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SIBIA NEUROSCIENCES, INC.


                                  By:    /s/ Thomas A. Reed
                                     ----------------------------------------
                                         Thomas A. Reed
                                         Vice President, Finance/Administration
                                         and Chief Financial Officer


Date: August 6, 1999



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                                INDEX TO EXHIBITS

99.1 First Amendment to Rights Agreement dated July 30, 1999 amending the Rights Agreement dated March 17, 1997 between SIBIA Neurosciences, Inc. and ChaseMellon Shareholder Services L.L.C., as Rights Agent